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                                                                EXHIBIT 10(A)(1)

                              EMPLOYMENT AGREEMENT

                  This is an agreement (the "Agreement") between Koger Equity, Inc. (the "Company"), a Florida corporation with its principal place of business at Jacksonville, Florida, and Thomas J. Crocker (the "Executive"), effective as of February 17, 2000 (the "Effective Date").

                  WHEREAS, the operations of the Company require direction and leadership in a variety of areas;

                  WHEREAS, the Executive has experience and expertise, as a senior executive, that qualify him to provide that direction and leadership, and the Company therefore wishes to employ him as its chief executive officer, and he wishes to accept such employment.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Employment; Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter the employ of the Company in accordance with the terms and conditions set forth herein, for a term (the "Term of Employment"), commencing on March 1, 2000 and terminating, unless otherwise terminated earlier in accordance with Section 4 hereof, on the third anniversary of such date (the "Original Employment Term"), provided that the Employment Term shall automatically be extended, subject to earlier termination as provided in Section 4 hereof, for successive one year periods (each an "Additional Term") unless at least ninety (90) days prior to the end of the Original Employment Term or the then Additional Term, the Company or the Executive has notified the other in writing that the Term of Employment shall terminate at the end of the then current term.

                  2.       Capacity and Performance. During the Term of
Employment:

                           (a)      the Executive shall serve the Company on a
substantially full-time basis as its chief executive officer at the Company's offices in Jacksonville and Boca Raton, Florida;

                           (b)      the Executive shall have such duties,
authorities and responsibilities as commensurate with chief executive officers of public entities of similar size, including, without limitation, the general supervisory authority over (i) the management of the business and affairs of the Company and (ii) the other executive officers of the Company, subject to the direction of the Board of Directors of the Company (the "Board"), and shall perform such other duties, authorities and responsibilities as may be designated from time to time by the Board commensurate with the position of chief executive officer, and the Company agrees to amend its By-Laws prior to March 1, 2000 to reflect and authorize the forgoing (including, without limitation, specifying that the Chairman's duties shall be limited to presiding over the Board);

                                    the Executive shall devote substantially all
of his business time, attention and efforts to the performance of his duties hereunder, provided the foregoing will not prevent the Executive from participating in charitable, community or industry affairs, from managing his and his family's personal investments, and assisting with the liquidation of the Crocker Realty Trust, to the extent that the aforementioned activities do not materially interfere with the performance of the Executive's duties hereunder; and


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                           (c)      the Company agrees to cause Executive's
election to the Board during the Term of Employment.

                  3.       Compensation and Benefits.

                           (a)      Base Salary. During the Term of Employment,
the Company shall pay the Executive base salary ("Base Salary") at the rate of $300,000 per year, prorated for any partial period. All Base Salary shall be payable in accordance with the payroll practices of the Company for its senior executives and shall be subject to increase from time to time by the Board (or its Compensation Committee) in its sole discretion.

                           (b)      Bonus. The Executive shall be eligible for
year-end annual bonuses in an amount of at least $200,000 (the "Target Bonus"). Payment of the Target Bonus to the Executive shall be within the total discretion of the Compensation Committee of the Board and shall be based upon the Company's performance.

                           (c)      Stock Purchase Loan. The Company shall
provide the Executive a loan to purchase up to 500,000 shares of the Company's common stock, $.01 par value (the "Common Stock") subject in all respects to the terms and conditions of agreements, in the form and substance substantially similar to the agreements attached as Exhibit A hereto.

                           (d)      Option Grant. Executive will be entitled,
pursuant to the grant made to Executive on February 17, 2000 (on which day Executive was appointed a member of the Board), to receive from the Company, a stock option (the "Stock Option") to purchase a total of 700,000 shares of Common Stock, with a per share exercise price equal to the fair market value of a share of the Company's Common Stock as of February 17, 2000. The Stock Option shall be for a term of ten years. In the case of (i) the termination of Executive's employment (A) by the Company without Cause or by Executive for Good Reason (as such terms are defined in Section 4 hereof) or (B) pursuant to a notice by either the Company or the Executive to the other of a non-renewal of the Term of Employment in accordance with Section 1 hereof, (ii) the Executive's death or Disability (as defined in Section 4 hereof) or (iii) a Change of Control of the Company (as defined in Section 7.2(b) of the Company's Equity and Cash Incentive Plan (the "1998 Plan"), the Stock Option and any other Company stock option then held by Executive shall become immediately 100% vested (provided, that in the case of a termination pursuant to clause (i)(B), such vesting shall be postponed until the last day of the then Term of Employment) and shall remain exercisable for the remainder of their respective terms. Subject to accelerated vesting as set forth in this Agreement, the Stock Option shall vest and become exercisable as to one-third of the shares originally subject to the Stock Option on each anniversary of the Effective Date, so as to be 100% vested on the third anniversary thereof, conditioned upon Executive's continued employment with the Company as of each vesting date. The Stock Option (and all other options for shares of Common Stock issued to Executive) shall be adjusted to reflect any corporate event or transaction with respect to the Company as specified in Section 2(b) of the stock option agreement attached as Exhibit A hereto (the "Option Agreement"). The Company shall file and maintain a Form S-8 with regard to the Option and shall file a form S-3 as reasonably requested by the Executive with respect to any shares of Common Stock issued upon exercise of the Option. Subject to the foregoing, the Stock Option shall in all respects be subject to the terms, definitions and provisions of the Option Agreement.


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                           (e)      Vacations. During the Term of Employment the
Executive shall be entitled to five weeks of vacation per year, prorated for partial calendar years, to be taken at such times and intervals as he wishes, subject to the reasonable business needs of the Company. The Executive shall be entitled to cash compensation for vacation time not taken only to the extent approved by the Board.

                           (f)      Other Benefits. During the Term of
Employment the Executive shall be entitled to participate in all employee benefit plans, programs and arrangements (including insurance plans) generally provided to comparable senior officers of the Company. The Executive's participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable Company policies. The Company may alter, modify, supplement or delete its employee benefit plans at any time as it sees fit, without recourse by the Executive.

                           (g)      Business Expenses. The Company shall pay or
reimburse the Executive for all reasonable, customary business expenses incurred or paid by the Executive in the performance of the duties and responsibilities of his position, subject to any restrictions on such expenses set by the Board or in Company policies and to such reasonable substantiation and documentation as may be required by the Company.

                           (h)      Travel Between Company Offices. The Company
agrees to (i) reimburse the Executive for the expenses, including, without limitation, travel and lodging costs, incurred by the Executive for travel between the Company's offices and (ii) gross-up the Executive for any taxes imposed on such reimbursements.

                  4.       Termination of Employment.

                           (a)      Death. In the event of the Executive's death
(i) the Stock Option and all other stock option or equity grants to Executive shall vest in full upon the date of death so as to become fully exercisable and
(ii) the Company shall promptly pay and provide Executive's estate (A) any unpaid Base Salary and accrued vacation through the date of termination, (B) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination, (C) reimbursement for any unreimbursed expenses incurred through the date of termination and (D) all other payments, benefits or fringe benefits to which Executive has earned at the time of termination in accordance with, the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (collectively, items (A) through (D) hereinafter referred to as "Accrued Benefits") and (E) an amount equal to the Target Bonus amount for the year of termination, multiplied by a fraction, the numerator of which is the number of days in the bonus period prior to Executive's termination and the denominator of which is the number of days in the bonus period (the "Prorated Bonus").

                           (b)      Disability.

                                    (i)      If by reason of the same or related
physical or mental illness or incapacity, the Executive is unable to carry out his material duties pursuant to this Agreement for more than one hundred eighty
(180) consecutive days, the Company may terminate Executive's employment for Disability. A termination for Disability hereunder shall not be effective if Executive returns to the full time performance of his material duties within such thirty (30) day period. Such termination shall be upon thirty (30) days written notice at any time thereafter


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while Executive consecutively continues to be unable to carry out his duties as a result of the same or related physical or mental illness or incapacity. The Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company, to whom the Executive or his duly appointed guardian has no reasonable objection, to determine whether the Executive is disabled. Such determination shall be conclusive. If the Executive fails to submit to such medical examination, the Company's determination of the Executive's disability shall be conclusive.

                                    (ii)     If Executive's employment is
terminated by reason of Executive's Disability, Executive shall be entitled to receive the payments and benefits to which his representatives would be entitled under Section 4(a) hereof in the event of a termination of employment by reason of his death.

                           (c)      Termination by the Company for Cause.

                                    (i)      The Company may terminate the
Executive's employment hereunder for Cause at any time pursuant to a Notice of Termination for Cause (as defined below). For purposes of this Agreement, Cause shall mean (A) willful misconduct by Executive with regard to the Company that has a material adverse effect on the Company or (B) the Executive being convicted of a felony (other than a felony involving a traffic violation or as a result of vicarious liability). For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. Upon termination of the Executive's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to the Executive the Accrued Benefits.

                                    (ii)     For purposes of this Agreement, a
"Notice of Termination for Cause" shall mean a notice that shall indicate the specific termination provision in Section 4(c) relied upon and shall set forth in reasonable detail the facts and circumstances which provide for a basis for termination for Cause. Further, a Notification of Termination for Cause shall be required to include a copy of a resolution duly adopted by at least two-thirds (_) of the entire membership of the Board at a meeting of the Board which was called for the purpose of considering such termination and which Executive and his representative had the right to attend and address the Board, finding that, in the good faith of the Board, Executive engaged in conduct set forth in the definition of Cause herein and specifying the particulars thereof in reasonable detail. The date of termination for a termination for Cause shall be the date indicated in the Notice of Termination for Cause. Any purported termination for Cause that is held by a court not to have been based on the grounds set forth in this Section 4(c) or not to have followed the procedures set forth in this Agreement shall be deemed a termination by the Company without Cause.

                           (d)      Termination by Company Without Cause or
Termination by Executive for Good Reason.

                                    (i)      The Company may terminate the
Executive's employment other than for Cause at any time upon written notice. The Executive may terminate employment for Good Reason pursuant to clause (ii) below. In the event of either such termination of the


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Executive's employment, the Executive shall be entitled to payment of the
Accrued Benefits and the following:

                                             (A) The Company shall pay the
Executive as soon as practicable following the termination a lump sum cash payment equal to the product of (x) and (y) where (x) equals 2, or if greater, the number of years (and parts thereof) remaining in the Term of Employment and where (y) equals the sum (i) of the Executive's annual Base Salary at the time of termination (ignoring any reduction in rate that constitutes Good Reason hereunder) and (ii) the Target Bonus for the year of termination;

                                             (B) The Company shall pay the
Executive the Prorata Bonus as soon as practicable following the termination;

                                             (C) The Stock Option and all other
stock option or equity grants to Executive shall vest in full so as to become fully exercisable effective as of the date of termination; and

                                             (D) Continued participation in the
Company's medical and life insurance arrangements during the remainder of the Term of Employment (but for a period of no less than two (2) years) at no cost to the Executive; provided that to the extent continued participation in such plans are unavailable, the Company shall make a lump-sum payment to the Executive in the amount such that the Executive can purchase such benefits separately at no after-tax cost to Executive.

                                    (ii)     For purposes of this Agreement, the
Executive may terminate employment for Good Reason by written notice given within ninety (90) days after the occurrence of the event that constitutes Good Reason, unless such circumstances are fully corrected prior to the date of termination specified in the Notice of Termination for Good Reason (as defined below). For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence, as the case may be, without Executive's express written consent, of any of the following circumstances: (i) any material diminution of Executive's positions, duties or responsibilities hereunder (except in each case in connection with the termination of Executive's employment for Cause or Disability or as a result of Executive's death, or temporarily as a result of Executive's illness or other absence), or, the assignment to Executive of duties or responsibilities that are inconsistent with Executive's then position; (ii) removal of the Executive from position of chief executive officer of the Company; (iii) a relocation of the Company's executive office in Boca Raton or Jacksonville to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from the Executive's residence at the time of relocation; (iv) any material breach by the Company of any provision of this Agreement; (v) Executive's removal from or failure to be elected or reelected to the Board; or (vi) failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to Executive upon the assignee becoming such, the obligations of the Company hereunder. For purposes of this Agreement, a "Notice of Termination for Good Reason" shall mean a notice that shall indicate the specific termination provision in Section 4(d)(ii) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason. The failure by Executive to set forth in the Notice of Termination for Good


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Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder. The
Notice of Termination for Good Reason shall provide for a date of termination not less than ten (10) nor more than sixty (60) days after the date such Notice of Termination for Good Reason is given, provided that in the case of the events set forth in Sections 4(d)(i) or (ii) or the date may be five (5) days after the giving of such notice.

                           (f)      Without Good Reason. Executive may terminate
his employment at any time without Good Reason by written notice to the Company. In the event that Executive's employment with the Company is terminated during the Term of Employment by Executive without Good Reason, Executive shall not be entitled to any additional payments or benefits hereunder, other than Accrued Benefits; provided, however, that any then vested Stock Option and any other Company stock option, shall remain exercisable until the earlier of ten years from the employment termination date or the expiration of the option.

                           (g)      In the event of any termination of
employment hereunder, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others, except upon obtaining by the Company of a final unappealable judgment against Executive.

                           (h)      Gross-up Payment. The payments and benefits
called for by this agreement are not in any way conditioned on a change of ownership or control of the Company. The Company intends such payments and benefits to be reasonable compensation for services rendered by the Executive, and intends that the Executive receive the full economic benefit of such payments and benefits. Therefore, in the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

                           Determinations under this Section 4(h) will be made
by the Company's independent auditors unless Executive has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Executive after consultation with the Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.


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                           If the Internal Revenue Service asserts a claim that,
if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service.

                           The Company will make or advance such gross-up
payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

                  5. Nondisclosure. During the Term of Employment, the Executive may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). All Confidential Information will be kept strictly confidential by the Executive and the Executive shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company; (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.

                  Confidential Information shall not include information which:
(a) is or becomes generally available to the public other than by breach by the Executive of his agreement herein; (b) is disclosed by the Executive, pursuant to obligations under law, regulation or court order; or (c) was prior to the Effective Date, or thereafter becomes, known to the Executive on a nonconfidential basis.

                  Upon termination of the Executive's employment, he shall immediately return or destroy all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of the Executive under this Agreement.

                  In the event that the Executive is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, the Executive shall furnish only that portion of the Confidential Information which he is advised by counsel is legally required.

                           The Executive hereby acknowledges that he is aware
that the United States securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The obligations of the Executive stated in


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this Section 5 shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of the Executive.

                  6. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound and that he is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

                  7. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

                  8. Cost of Enforcement. The Company shall pay reasonable costs and expenses (including fees and expenses of counsel) associated with entering into this agreement and those incurred by the Executive in connection with an action to enforce his rights under this Agreement in which action the Executive prevails.

                  9. Indemnification. The Company shall, to the maximum extent permitted from time to time under the law of the State of Florida, indemnify and upon request shall advance expenses to the Executive in the event he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director, officer or employee of the Company or while a director, officer or employee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Company to indemnify or advance expenses to the Executive in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of the Executive. The Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The provisions of this Section 9 shall be in addition to any right of indemnification to which the Executive may be entitled under the Company's charter or by-laws, pursuant to any other contract, or by operation of law.

                  10. Assignment. Except as provided in this Section 10, neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. The Company may without the consent of the Executive assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the Company or to any corporation or other business entity into which the Company has merged or with which it has consolidated or which has acquired substantially all of the Company's assets, provided that no such assignment shall relieve the


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Company of its obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

                  11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter hereof. The Executive may have other rights and obligations under other agreements, insurance policies and plans and employee benefit and welfare plans of the Company.

                  12. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

                  13. Governing Law. This is a Florida contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Florida.

                  IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

                                             KOGER EQUITY, INC.

                                             By /s/ W. Lawrence Jenkins
                                                ------------------------
                                             Name: W. Lawrence Jenkins
                                             Title:  Vice president

                                             EXECUTIVE


                                             /s/ Thomas J. Crocker
                                             ---------------------------
                                             Thomas J. Crocker



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